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                                                                     EXHIBIT 4.7


REDEEMABLE WARRANTS
                                                                     WARRANTS
                           VOID AFTER               , 2001



                          ACCENT SOFTWARE INTERNATIONAL LTD.
                  INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

                                                                CINS M01575 14 7


This certifies that, FOR VALUE RECEIVED,





or registered assigns, is the owner of the number of warrants set forth above. Each warrant (subject to adjustment as hereinafter referred to) entitles the
owner hereof to purchase at any time commencing 9:00 A.M.,           , 1996
until 5:00 P.M. Eastern Time on      , 2001, one fully paid and non-assessable
ordinary share, nominal value NIS .01 (the "Ordinary Shares"), of Accent Software International Ltd., a corporation organized under the laws of the State of Israel (hereinafter called the "Company") (such Ordinary Shares being hereinafter referred to as the "Shares" or a "Share") upon payment of the warrant price (as hereinafter described), provided however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this warrant may be increased or reduced and the warrant price may be adjusted (the "Warrant"). Subject to adjustment as aforesaid, the Warrant price per Share (hereinafter called the
"Warrant Price") shall be $    per share if exercised on or before 5:00 p.m.
Eastern Time      , 2001.  As provided in said Warrant Agreement, the Warrant
Price is payable, upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.

    Under certain conditions set forth in the Warrant Agreement (as defined on the reverse side of this certificate), this Warrant may be called for redemption
at a redemption price of $     per Warrant upon notice of not less than 30 days.

    Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised with respect to less than all of such Shares, a new Warrant for the remaining number of such Shares will be issued on such surrender.

    REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH
ON THE REVERSE SIDE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused the facsimile signatures of its duly authorized officers to be printed hereon.




Dated:                                        ACCENT SOFTWARE INTERNATIONAL LTD.



Countersigned and Registered:
    AMERICAN STOCK TRANSFER & TRUST COMPANY
         (NEW YORK, NEW YORK)
                        as Warrant Agent

By:

                        Authorized Signature     SECRETARY            PRESIDENT



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                          ACCENT SOFTWARE INTERNATIONAL LTD.

    This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement, dated as of , 1996 (the "Warrant Agreement"), by and among the Company, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and Sands Brothers & Co., Ltd. to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

    The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares.

    This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant, and the payment of any transfer taxes. Upon any such transfer, a new
Warrant, or        new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares, will be issued to the transferee in exchange for this Warrant.

    This Warrant, when surrendered at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.

    If this Warrant shall be surrendered for exercise within any period during which the transfer books for the ordinary Shares or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

    The holder of this Warrant shall not be entitled to any of the rights of a stockholder of the Company prior to exercise hereof.

                                  SUBSCRIPTION FORM
                       To Be Executed by the Registered Holder
                            in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate and to purchase the securities issuable upon the exercise of such Warrants and requests that certificates for such securities shall be issued in the name of:

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            [please insert social security or other identifying number]

and be delivered to

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and if such number of Warrants shall not be all the Warrants evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

    The undersigned represents that the exercise of the within Warrants was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed the exercise was solicited by Sands Brothers & Co., Ltd.
                                       -------------------------
                                       Sands Brothers & Co. Ltd.

Dated:                                 X
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                                            (Address)

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                                          2


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                                      ASSIGNMENT
                       To Be Executed by the Registered Holder
                             in Order to Assign Warrants


FOR VALUE RECEIVED                                                       hereby
                             ------------------------------------------
sells, assigns and transfers unto
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                       [please print or type name and address]

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             [please insert social security or other identifying number]

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints


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to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                 X
         ---------------------           ------------------------------------
                                                Signature Guaranteed

Signature(s) Guaranteed.

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.